Exhibit 10.1

[On H.B. Fuller Company letterhead]

H.B. Fuller Company
1200 Willow Lake Boulevard	Correspondence to:
St. Paul, Minnesota 55110-5101	P.O. Box 64683
Phone: (651) 236-5900	St. Paul, Minnesota 55164-0683

February 2, 2010

Mr. James Owens

2 Manchester Lane

Pittstown, NJ 08867

Re:	Your Offer Letter from H.B. Fuller Company dated June 30, 2008 (the “Offer Letter”)

Dear Jim:

The purpose of this letter agreement is to amend the terms of your Offer Letter regarding the “Special Bonus Award.”

The “Special Bonus Award” paragraph of your Offer Letter is hereby amended to read as follows:

“Special Bonus Award: You will receive a bonus of $500,000, payable as follows:

(1)	$250,000 payable on August 1, 2010 if you are still employed by H.B. Fuller Company on such date; and

(2)	$250,000 payable if you are still employed by H.B. Fuller Company and you relocate to Minnesota, with relocation expected to occur by no later than August 1, 2012. If you do not relocate to Minnesota by August 1, 2012, you will not be eligible for this $250,000 portion of the special bonus.”

Except as provided in this letter agreement, the terms of your Offer Letter will remain unchanged.

Sincerely,

/s/ Michele Volpi

Michele Volpi
President and Chief Executive Officer

Agreed and Accepted:	/s/ James Owens	Dated: February 2, 2010
James Owens